EXHIBIT 32.2 –    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2013 of Clear Channel Communications, Inc. (the “Issuer”).

The undersigned hereby certifies that the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:  November 7, 2013

By: /s/ RICHARD J. BRESSLER

Name:     Richard J. Bressler

Title:       President and Chief Financial Officer